Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of the 2006 Stock Incentive Plan on Form S-8 of CompuMed, Inc. of our report dated November 16, 2005, with respect to the balance sheets of CompuMed, Inc. as of September 30, 2005, and 2004 the related statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the September 30, 2005 Annual Report on Form 10-KSB of CompuMed, Inc.


Rose,  Snyder  &  Jacobs
A  Corporation  of  Certified  Public  Accountants

Encino,  California
August  22,  2006